                                                             EXHIBIT 10(J)
                                 EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of October, 1998, by and among Interstate Waste
Technologies, Inc., a Delaware Corporation, Caribe Waste Technologies, Inc., a Puerto Rico corporation ("IWT" and "CWT" or together the "Companies") and Francis C. Campbell ("Mr. Campbell").

       In consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

I.     POSITION AND AUTHORITY

       Mr. Campbell will hold the title of President and Chief Operating Officer of the Companies. Mr. Campbell shall report to the Chief Executive Officer of the Companies. Mr. Campbell shall have such authority as shall be defined from time to time by the Chief Executive Officer of the Board of Directors.

II.    TERM

       The term of employment of Mr. Campbell by the Companies (the "Term") shall begin on October 1, 1998 and shall expire on September 30, 1999 and thereafter for successive one-year terms; provided however, that either party may terminate this Agreement on sixty (60) days prior written notice, and the Company may terminate this Agreement for "cause" (defined in Section VIII below) immediately upon written notice. In addition, on the occurrence of the closing of the initial financing adequate to complete the initial waste disposal facility developed by the Companies or by an organization in which the Companies (or any affiliate of the Companies organized to engage in the waste disposal/power generation business (an "Operating Affiliate")) has at least 50% equity interest or some lesser equity interest approved by the Companies' Board of Directors (the "Financial Closing"), the expiration date of the then effective Term shall be extended by an additional three (3) years, subject again to the same notice proviso set forth in the preceding sentence. Any renewal or extension periods of employment pursuant to this Section II shall also be included in the Term for purposes of this Agreement.

III.   COMPANY RULES AND REGULATIONS

       Mr. Campbell agrees to comply with all directives of the Board of Directors and the Chief Executive Officer and all written rules, policies, and regulations of the Companies.

IV.   LOCATION OF EMPLOYMENT

       Mr. Campbell's office location will be in the Malvern, Pennsylvania area. Mr. Campbell acknowledges that performance of his duties may require frequent travel and/or extended periods away from his office and that his office may be relocated for appropriate business reasons at the direction of the Company's Board of Directors.

V.     DUTIES AND RESPONSIBILITIES
       A. Mr. Campbell agrees to devote his entire professional time, energy, and ability to the proper and efficient performance of professional services for the Companies and their Operating Affiliates. Without the prior express written authorization of the Companies, Mr. Campbell shall not, directly or indirectly, during his employment with the Companies render services of a professional nature to any other person or firm, whether for compensation or otherwise.

       B. During the Term and for a period of three (3) years thereafter, Mr. Campbell shall not, without the written consent of the Board of Directors or a person authorized by the Board of Directors, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Companies or its affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by Mr. Campbell of his duties as an executive of the Companies (e.g., disclosure to the Companies or its affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Companies), any confidential information obtained by him while in the employ of the Company with respect to the Companies or its affiliates, including confidential information regarding any of the Companiess or its affiliates' business opportunities or projects (collectively "Projects"); provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Mr. Campbell). Mr. Campbell shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that Mr. Campbell (a) discloses to his attorney the provisions of this subsection B and (b) agrees not to waive the attorney-client privilege with respect thereto.

       C. While Mr. Campbell is employed by the Companies, he shall make available to the Companies business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control, and shall promptly provide to the Chief Executive Officer of the Companies all material facts regarding such opportunities.

       D. During the Term and for a one-year period following the termination of the Term, Mr. Campbell agrees that he shall not compete with the Companies or any of their affiliates without the prior written consent of the Board of Directors. For purposes of this Agreement, the term "compete" shall mean participating as a more than five (5%) stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity in any business entity engaged in the business of consulting with respect to, developing, designing, or constructing waste disposal facilities within North America the Caribbean or any location in which either of the Companies has on-going development activities. During the Term and for a period of two years following termination of the Term, Mr. Campbell shall not engage in any Prohibited Solicitation. For purposes of this Agreement, the term "Prohibited Solicitation" shall mean (i) contacting directly or indirectly regarding any business relating to waste disposal and;/or power generation any potential customer (a) to which the Companies or any of their affiliates made a proposal during the Term, (b) which issued to the Companies, or disclosed to the Companies, plans to issue, during the Term, any request for proposal or invitation for bids regarding waste disposal facilities or, (c) about which a prospective project was reported or advertised during the Term in either of the trade publications The Resource Recovery Report or Sludge, or (ii) employing or soliciting for employment any employees of the Companies or any of their affiliates. In the event the restrictions against engaging in a competitive activity or Prohibited Solicitation contained in this subsection D shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, this subsection D shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Mr. Campbell acknowledges that a breach of the restrictions against engaging in a competitive activity or Prohibited Solicitation contained in this subsection D may cause irreparable damage to the Companies or their affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach may be inadequate. Accordingly, Mr. Campbell and the Companies agree that if he breaches the restrictions against engaging in a competitive activity or Prohibited Solicitation contained in this subsection D, in addition to any other remedies to which it or they may be entitled, then the Companies or their affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

       E. If the Companies elect to enforce the prohibition against engaging in a Prohibited Solicitation after a Qualifying Termination for any period in which Mr. Campbell would not otherwise receive Severance Compensation, the Companies shall pay Severance Compensation for such period.

VI.   COMPENSATION

       A. Mr. Campbell shall be compensated by the Companies with an annual base salary payable semi-monthly ("Annual Base Salary"). Initially, the Annual Base Salary payable to the Employee shall be $175,000. The Employee's Annual Base Salary shall be increased (i) to $200,000 commencing on the first month next following the Financial Closing, and (ii) to $225,000 commencing on the first month next following payment to the Companies or an Operating Affiliate by a customer pursuant to a definitive service ageement for waste disposal (a "Service Agreement").

      B. Mr. Campbell shall receive a financing bonus ("Project Financing Bonus") and a completion bonus ("Project Completion Bonus") of $25,000 and $75,000, respectively, per each processing line of Thermoselect, Noell or similar technology to be installed in a facility in which the Companies or any Operating Affiliate has at least a 50% equity interest or a lesser equity interest approved by the Companyies Board of Directors. Mr. Campbell shall be entitled to receive a Project Financing Bonus upon closing by the Companies or an Operating Affiliate of financing adequate to complete the project either during (i) the Term of this agreement, or (ii) within three
(3) years following expiration or termination of the Term with respect to any facility for which the Companies or any Operating Affiliate has presented a definitive proposal during the Term. Mr. Campbell shall be ertitled to receive a Project Completion Bonus when each processing line becomes operational and accepted by the customer either during (i) the Term, or (ii) within three (3) years following the expiration or termination of the Term with respect to any facility for which the

Companies or an Operating Affiliate has presented a definitive proposal during the Term. Each Project Completion Bonus shall become due and payable when each such processing line becomes operational and accepted by the customer.

       C. The Companies hereby transfer to Mr. Campbell a 25,000 shares of the common stock of each of IWT and CWT ("Founders' Shares"). The total number of all shares outstanding of each of which companies shall initially be 1,000,000 shares; provided however, that Mr. Campbell shall forfeit (i) 80% of such Founders' Shares if Mr. Campbell terminates his employment or is terminated for any cause before the first anniversary of the date of this Agreement; (ii) 60% of such Founders' Shares if Mr. Campbell terminates his employment or is terminated for any reason after the first anniversary but prior to the second anniversary of the date of this Agreement; (iii) 40% of such Founders' Shares if Mr. Campbell terminates his employment or is terminated for any reason afterh the second anniversary but prior to the third anniversary of the date of this Agreement; (iv) 20% of such Founders' Shares if Mr. Campbell terminates his employment or is terminated for any reason after the third anniversary but prior to the fourth anniversary of the date of this Agreement; provided further that if Mr. Campbell is terminated due to death or disability, IWT and CWT shall transfer to Mr. Campbell or to his beneficiaries, in addition to such Founders' Shares that Mr. Campbell would otherwise retain upon termination of his employment, 3,000 shares of the outstanding common stock of each of IWT and CWT, respectively. Beginning on the date of this Agreement, Mr. Campbell shall be entitled to all dividends paid and any voting rights in respect of the Founders' Shares. Mr. Campbell shall also be entitled to liquidation proceeds, if any, with respect to such Founders' Shares as are not subject to forfeiture pursuant to this Section. Any Founders' Shares transferred hereunder shall not be transferable if such Founders' Shares are subject to forfeiture pursuant to this section. The foregoing section shall not apply to a transfer that is part of a transaction whereby substantially all of the assets or stock of IWT or CWT, as the case may be, is sold or otherwise transferred to an unrelated third party, unrelated meaning an entity not controlled by a party to this Agreement or by Mr. James J. Wilson and/or his family. Any shares of CWT and/or IWT held in trust for the benefit of the unitholders from time to time of IGC shall not be subject to a provision in that the trust instrument requiring that at such time as the Trustees determine that the ecomonic performance of IWT and CWT is sufficient to create a viable market for the common stock of such company, the Trustees shall consider the advisability of distributing the shares of such company then held in trust to IGC unitholders. At such time as a portion of the shares of IWT or CWT held by the Trust are sold, Mr. Campbell shall have the right to sell the same proportion of his shares by the same purshaser(s) as are being sold by the Trust and on the same terms.


       D. Mr. Campbell hereby represents and warrants that he is acquiring the Founders' Shares for investment for his own account and not with a view to, or for resale in connection with the distribution or other disposition thereof. Mr. Campbell agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Founders' Shares unless such transfer, sale, assignment, pledge, hypothecation or other disposition (i) is pursuant to an effective registration statement under the Securities Act of 1933 and the rules and regulations in effect thereunder (the "Act") and under all applicable state securities laws, or (ii) Mr. Campbell shall have furnished the issuer with an opinion of counsel, which opinion and counsel shall be satisfactory to the issuer, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and under all applicable state securities laws.

       E. Mr. Campbell acknowledges that he has been advised by each of IWT and CWT that (i) the Founders' Shares have not been registered under the Act; (ii) the Founders' Shares must be held indefinitely and Mr. Campbell must continue to bear the economic risk of the investment in the Founders' Shares unless the offer and sale of such shares is subsequently registered under the Act and all applicable state securities laws or an exemption from registration is available; (iii) it is not anticipated that there will be any public market for the Founders' Shares in the foreseeable future; (iv) Rule 144 promulgated under the Act is not presently available with respect to the sales of any securities of IWT or CWT, and neither IWT nor CWT has made a covenant to make such rule available; (v) when and if the Founders' Shares may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Act; (vii) a restrictive legend substantially in the form set forth in Paragraph F. of this Section
VI shall be placed on the certificates representing the Founders' Shares;
and (viii) a notation shall be made in the appropriate records of each of IWT and CWT indicating that the Founders' Shares are subject to restriction on transfer and, if the issuer shall at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Founders' Shares.

       F. If any of the Founders' Shares are to be disposed of in accordance with Rule 144 under the Act or otherwise, Mr. Campbell shall promptly notify the issuer of such Founders' Shares of the intended disposition and shall deliver to the issuer at or prior to the time of such disposition such documentation as the issuer may reasonably request in connection with such disposition and, in the case of a disposition pursuant to Rule 144, shall deliver to the issuer an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission. Mr. Campbell agrees that, if any securities of IWT or CWT are offered to the public pursuant to an effective registration statement under the Act, Mr. Campbell will not without the consent of the issuer effect any public sale or distribution to the Founders' Shares not covered by such registration statement within seven (7) days prior to, or within ninety
(90) days after, the effective date of such registration statement. Mr. Campbell is aware that the Founders' Shares shall bear a legend in substantially the following form:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
       ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS (THE "LAWS"), AND MAY NOT BE SOLD, TRANSFERRED,
       ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT
       PURSUANT TO AN OPINIONOF COUNSEL SATISFACTORY TO THE
       COMPANY THAT IT MAY BE TRANSFERRED IN COMPLIANCE WITH
       THE ACT AND THE LAWS.

       G. On each occasion, if any, following the Effective Date, that either IWT or CWT contemplates filing with the SEC a registration statement under the Act relating in whole or in part to the primary offer and sale of shares of its common stock or common stock equivalent, other than a registration statement which relates exclusively to the registration of securities under an employee stock option, bonus, retirement or other compensation plan or solely to the issuance of securities in connection with a business acquisition or combination, IWT or CWT, as the case may be, shall notify Mr. Campbell in writin of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. If Mr. Campbell gives written notice to IWT or CWT, as the case may be, within fifteen (15) days of receipt of such notice from IWT or CWT, as the case may be, of Mr. Campbell's desire to have any of his Founders' Shares included in such registration statement, then Mr. Campbell may, subject to the provisions of this Section VI.(G.) have his Founders' Share so included. IWT or CWT, as the case may be, shall file any required amendments of or supplements to any registration statement filed pursuant to this Section VI.(G.). IWT or CWT, as the case may be, shall bear all expenses in connection with the registration statement. Notwithstanding the foregoing, if the underwriter of any such offering determines that the number of shares proposed to be sold by IWT or CWT, as the case may be and/or by Mr. Campbell is greater than the number of shares which the underwriter believes feasible to sell at that time, at the price and upon the terms approved by IWT or CWT, as the case may be, then the number of shares which the underwriter believes may be sold shall be allocated in the following order: (i) primary shares being offered by IWT or CWT, as the case may be, and (ii) pro rate, between the Founders' shares owned by Mr. Campbell and the shares of any other shareholder of IWT or CWT, as the case may be, with rights generally similar to the rights provided to Mr. Campbell under this Section VI.(G.).

VII.   FRINGE BENEFITS

       In addition to the compensation as defined above, Mr. Campbell shall be entitled to the following fringe benefits:

       A. Mr. Campbell shall be eligible to participate in the Companies' health plans, life and disability insurance programs, retirement plans, vacation plans and other employee benefit plans (collectively the "Employee Plans") available to senior executive employees in accordance with the terms and provisions thereof. While the Companies remains a wholly-owned subsidiary of Interstate General Company L.P. ("IGC"), or otherwise are held in Trust for the benefit of IGC unitholders, the Employee Plans shall be the employee benefit plans provided by IGC to its senior executives.

       B. The Companies will provide Mr. Campbell (i) an automobile allowance of $700 per month, payable semi-monthly concurrent with Mr. Campbell's Annual Base Salary, (ii) a nationally recognized gasoline credit card, and (iii) an internationally recognized credit card to pay for expenses incurred by Mr. Campbell in connection with Companies business (collectively the "Specified Benefits").


VIII.       SEVERANCE

       Upon termination of Mr. Campbell's employment, all payment and benefit obligations of the Companies hereunder shall immediately terminate except as follows:

       A. In the event of a termination of Mr. Campbell's employment due to death or disability, Mr. Campbell, or his estate shall (i) continue to receive his Annual Base Salary and benefits (excluding the Specified

Benefits) for which Mr. Campbell remains eligible under the terms of the Companies' benefit plans (collectively, "Severance Compensation") for a period commencing on the effective date of Mr. Campbell's termination determined by the Board (the "Termination Date") and ending six (6) months following the Termination Date, (ii) remain entitled to receive any Project Financing Bonus or Project Completion Bonus in accordance with Section VI.B. hereof and Mr. Campbell's Equity in accordance with Section VI.C. hereof; and

       B. In the event of a Qualifying Termination (defined below) by the Company, Mr. Campbell shall (i) receive Severance Compensation for a period commencing on the Termination Date and ending one year following the Termination Date, and (ii) remain entitled to receive any Project Financing Bonus or Project Completion Bonus in accordance with Section VI.B. hereof and Mr. Campbell's Equity in accordance with Section VI.C. hereof.

       For purposes of this Agreement, "Qualifying Termination" shall mean any termination of Mr. Campbell by the Companies other than for "cause" or any termination by the Employee for "Good Reason". For purposes hereof, "cause" shall be defined as (i) conviction of a felony, other crime involving theft or fraud, or other crime of moral turpitude involving the Companies, and/or (ii) engaging in fraud or conduct with the intent of causing substantial harm to the Companies. In the event the Companies elect to terminate Mr. Campbell's employment for cause, such termination may be made effective immediately, and no advance notice shall be required.

       For purposes of this section VIII, Mr. Campbell shall have terminated the employment for a Good Reason if:

      A.    the Employee terminates the employment relationship within two
(2) years following the occurrence of (i) a transaction or series of transactions other than as a result of a Financial Closing or other equity investment in the Companies which result in neither IGC nor the family of James J. Wilson exercising at least fifty percent (50%) of the voting control of the Companies; or (ii) a transfer of all or substantially all of the assets of the Companies or the merger of the Companies into another entity other than an entity at least 50% of the voting control of which is held by either IGC or the Wilson family; or

      B.    Mr. Campbell terminates the employment relationship within six
(6) months following the occurrence of (i) the Companies materially reducing, diminishing, terminating or otherwise impairing his duties, titles and/or responsibilities despite his written objection delivered to the Board of Directors (ii) the Companies instructing Mr. Campbell, despite his written objection delivered to the Board of Directors, to take any action which is in violation of any law, ordinance or regulation or would require any act of dishonesty or moral turpitude; or (iii) the Companies committing a material breach of any of the provisions of this Agreement.


IX.    RETURN OF COMPANY MATERIALS

       Upon termination of his employment for any reason, Mr. Campbell shall return to the Companies all Company Materials (defined below) and all other items of personal property, including all Company credit cards, telephone cards, keys, identification cards and software, that were in Mr. Campbell's possession, custody or control as of the termination date and that were generated or acquired by the him for use in connection with his employment by the Companies (collectively "Company Materials"). "Company Materials" shall mean all copies of all written materials, notes, notebooks, minutes, letters, memoranda, books of account, litigation records, files, drawings, photographs, video recordings, audio recordings, electronically or magnetically stored data, charts, plans, specifications, maps and other documents relating to the Companies or any of its affiliates, or any of their respective officers, personnel, customers, suppliers, contractors, counsel, accountants or other parties having any business relationship with the Companies or any of its affiliates (collectively "Covered Persons"); provided that, Company Materials shall not include any written materials or other documents relating to the foregoing that have been made generally available to the public without violating any property rights of the Companies.


X.     INDENINIFICATION

       The Companies agree to indemnify Mr. Campbell with respect to his performance of his duties described herein, to the maximum extent permitted by law.


XI.    ARBITRATION; REMEDIES

       A. Any dispute or controversy arising between Mr. Campbell and the Companies relating to this Agreement or otherwise to Mr. Campbell's employment by the Companies shall be submitted to private, binding arbitration, upon the written request of either Mr. Campbell or the Companies, before a panel of three arbitrators, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Companies and Mr. Campbell shall independently and simultaneously select and identify one arbitrator each, both of whom must have no past or present familial business relationships with the parties and must possess expertise in the area of compensation of senior management employees. In the event that a party has not selected its arbitrator within 60 days of initiation of the arbitration, the AAA shall select such arbitrator. These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. Mr. Campbell and the Companies agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

       B. Notwithstanding the foregoing, any action brought by the Companies seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

       C. In addition to any other remedy available at law or equity, or otherwise hereunder, in the event of any breach by Mr. Campbell not cured within 30 days following notice by the Companies of his obligations under any of Sections V.B, V.D, or IX hereof, Mr. Campbell shall forfeit any right to Severance Compensation and Project Completion Bonuses hereunder.


XII.   ASSIGNABILITY AND BINDING EFFECT

       Neither party may assign this Agreement, or any obligation or rights hereunder, to any other person or entity without the express written consent of the other party. This Agreement shall be binding upon Mr. Campbell and their heirs, executors, administrators, and successors.

XIII.       GOVERNING LAW

       This Agreement shall be governed by the laws of the State of Maryland.

XIV.   CAPTIONS

       All captions contained in this Agreement are for convenience only and in no way define or describe the intent of the parties or specific terms hereof.


XV.    SEVERABILITY

       If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.


XVI.  ENTIRE AGREEMENT

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof. All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

      No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or dischargc is agreed to in writing signed by Mr. Campbell and such officer or director as may be specifically designated by the Board of Directors.

XVII.       NOTICES; MISCELLANEOUS

      For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Companies:

            Mr. Mark Augenblick
            Interstate Waste Technologies, Inc.
            Caribe Waste Technologies, Inc.
            Suite 110
            5160 Parkstone Drive
            Chantilly, VA 20151

       If to the Employee:

            Mr. Francis C. Campbell
            401 Knolls Road
            West Chester, PA 19382

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

XVIII. WITHHOLDING

      Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Companies hereunder to Mr. Campbell or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Companies may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Companies may, in their sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first set forth below, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors of the Companies, to execute this Agreement.

                             CARIBE WASTE TECHNOLOGIES, INC.
                             INTERSTATE WASTE TECHNOLOGIES, INC.


Date:  October 30, 1998      /s/ Mark Augenblick
      ------------------     -----------------------------------
                             Mark Augenblick
                             Chairman and CEO


Date:  November 2, 1998      /s/ Francis C. Campbell
      ------------------     -----------------------------------
                             Francis C. Campbell

In order to induce Mr. Campbell to enter into this Employment Agreement, IGC, hereby unconditionally guarantees the performance of the obligations of the Companies under this Employment Agreement; provided that upon the earlier of (i) the Financial Closing, or (ii) a sale or other disposition by IGC of the shares or substantially all of the assets of the Company as a going concern and assumption of this guarantee obligation by the acquirer, this guarantee shall automatically become void and of no further effect and IGC shall be released of all obligations hereunder.

                             INTERSTATE GENERAL COMPANY L P.

                             By: Interstate General Management Corporation, its managing general partner


Date:  October 30, 1998            /s/ James J. Wilson
      ------------------           ----------------------------------------
                                   James J. Wilson
                                   Chairman